Exhibit 99.1

CallWave Announces Intent to Voluntarily Delist and Deregister its Common Stock

SAN FRANCISCO – June 9, 2009 – CallWave, Inc. (NASDAQ: CALL) (“CallWave” or the “Company”), a leading global provider of Internet, mobile and Web-based collaboration software solutions, announced today that it has notified The Nasdaq Stock Market of its intent to voluntarily delist its common stock from The Nasdaq Global Market, and that it intends to voluntarily deregister its common stock under the Securities Exchange Act of 1934 (the “Exchange Act”) and cease filing reports with the Securities and Exchange Commission (the “SEC”).

The decision to voluntarily delist and deregister the common stock is a cost savings step that will reduce expenses associated with CallWave’s Nasdaq listing and compliance with SEC reporting requirements, which include legal, accounting and other administrative fees. The Company’s common stock is thinly traded and the Company does not believe the benefits of having its common stock listed and registered outweigh the burden of those annual costs. Management believes that the expense reductions created by delisting and deregistering the Company’s shares will benefit CallWave and its shareholders, and ultimately will serve to maximize the value of the Company.

CallWave anticipates that it will file with the SEC a Form 25 relating to the delisting of its common stock on or about June 19, 2009, with the delisting of its common stock to be effective ten days thereafter. Accordingly, the Company expects that the last day of trading of its common stock on The Nasdaq Global Market will be on or about June 29, 2009. The filing of the Form 25 and notice to Nasdaq will be undertaken in anticipation of a vote by CallWave’s stockholders at a special meeting to be held June 29, 2009 on proposals to effect a reverse 1-for-5,000 stock split of CallWave’s common stock, the cash-out of fractional shares at an amount equal to the greater of (i) the average closing price per share for the period of ten (10) trading days ending with the last trading day immediately prior to the effective date of the reverse stock split, or (ii) $1.15, and a forward 5,000-for-1 stock split immediately following the reverse stock split and cash-out of fractional shares (the “Transaction”). CallWave is undertaking the Transaction to reduce the number of beneficial stockholders to fewer than 300 so that CallWave can deregister its common stock pursuant to applicable Exchange Act rules and, consequently, cease filing reports with the SEC. The record date for the special meeting was June 8, 2009 and the Company filed a definitive proxy statement with the SEC regarding the proposed Transaction on June 9, 2009.

On the effective date of the delisting, the Company plans to file a Form 15 to deregister its common shares under Section 12(g) of the Securities Exchange Act of 1934. It will be eligible to delist and deregister because it will have fewer than 300 record holders of its common stock if the Transaction is completed as proposed. Upon filing of the Form 15, the Company’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, will immediately be suspended. The Company expects that the deregistration of its common stock will become effective 90 days after the date of filing of the Form 15 with the SEC.

About CallWave, Inc.

CallWave is a global provider of unified communication applications which allow today’s professional to communicate, collaborate and conference from anywhere in the world via computer over any web connection or with any leading 3G smartphone or Wi-Fi enabled device. CallWave’s Fuze Platform provides a mobile and web-based collaboration service that enables secure, real-time collaboration with integrated audio conferencing. Fuze Meeting offers unique features including high-definition, synchronized video, document and image sharing. CallWave’s Fuze Messenger solution securely extends instant messaging (IM) and OCS applications to mobile devices, including the iPhone.

Founded in 1998, CallWave is publicly traded on the NASDAQ under the symbol “CALL,” with headquarters located in San Francisco, California. Please visit: www.callwave.com.

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Important Additional Information for Stockholders

In connection with the Transaction, CallWave has filed with the SEC a proxy statement and other relevant materials. CallWave’s stockholders are urged to read the proxy statement and other relevant materials filed with the SEC because they will contain important information about the Company and the Transaction. On June 9, 2009, CallWave mailed a proxy statement to its stockholders soliciting proxies for the special meeting to be held on June 29, 2009, to consider and vote upon the Transaction described above. Stockholders may obtain a free copy of the proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC, at the SEC’s web site at www.sec.gov, and at CallWave’s website at http://investor.callwave.com/phoenix.zhtml?c=180005&p=irol-sec. This communication is for informational purposes only and is not a solicitation of proxies, and this communication shall not constitute a solicitation of proxies from holders of CallWave common stock.

This press release may contain certain statements of a forward-looking nature. Such statements are made pursuant to the “forward-looking statements” and “safe harbor” provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements.

CONTACT:

Media Inquiries: Patrick Moran

VP Marketing, Callwave

408-838-3951

or

Investor Inquiries:

Financial Profiles, Inc.

Moira Conlon / David Bigelow, 310-277-4711

callwave@finprofiles.com

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